Exhibit 1.1

Execution Version

NISKA GAS STORAGE PARTNERS LLC

$75,000,000 of Common Units Representing Limited Liability Company Interests

Equity Distribution Agreement

November 4, 2013

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Ladies and Gentlemen:

Niska Gas Storage Partners LLC, a Delaware limited liability company (the “Company” or “Niska”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

1.                                      Description of Units.  The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited liability company interests in the Company (the “Common Units”), having an aggregate gross sales price of up to $75,000,000 (the “Offered Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  For purposes of selling the Offered Units through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of soliciting purchases of the Offered Units from the Company pursuant to this Agreement and the Manager agrees to use its commercially reasonable efforts to solicit purchases of the Offered Units on the terms and subject to the conditions stated herein.  The Company agrees that whenever it determines to sell the Offered Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.  Certain terms used herein are defined in Section 19 hereof.

The Company, Niska Gas Storage Management LLC, a Delaware limited liability company (the “Niska Manager”), and the subsidiaries of the Company are hereinafter collectively referred to as the “Company Entities”).

2.                                      Representations, Warranties and Agreements of Niska.  Niska represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time that the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)                                 Registration and No Stop Order. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement, as defined in Rule 405 (File Number 333-174988) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Offered Units.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective under the Act.  The Company has filed with the Commission the Prospectus Supplement relating to the Offered Units in accordance with Rule 424(b).  As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of Registration Statement. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                 Pending Proceedings under the Act.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Offered Units.

(c)                                  New Registration Statement. To the extent that the Registration Statement is not available for the sales of the Offered Units as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Offered Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(d)                                 No Material Misstatements or Omissions in Registration Statement or Prospectus.  On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7(b) hereof.

(e)                                  No Material Misstatements or Omissions in Disclosure Package.  At the Execution Time, at each Applicable Time, at each Settlement Date and Time of Delivery, the Disclosure Package did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7(b) hereof.

(f)                                   No Material Misstatements or Omissions in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including without limitation any road show that is a free writing prospectus under Rule 433) and each electronic road show, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any

Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7(b) hereof.

(g)                                  Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Units and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(h)                                 Forward-Looking and Supporting Information.  Each of the statements made by the Company in the Registration Statement, the Disclosure Package and the Prospectus (and any supplement thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Company, and any statements made in support thereof or related thereto, was made with a reasonable basis and in good faith.

(i)                                     Formation, Due Qualification and Authority.  Each of the Company Entities has been duly formed and is validly existing as a corporation, unlimited liability corporation, limited partnership, general partnership, limited liability company or cooperative, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, and is duly registered or qualified to do business and is in good standing as a foreign corporation, unlimited liability corporation, limited partnership, general partnership, limited liability company or cooperative, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register, qualify or be in good standing would not reasonably be expected to (i) have a material adverse effect on the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Company Entities taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or (ii) subject the non-managing members of the Company to any material liability or disability.  Each of the Company Entities has all corporate, partnership, limited liability company or cooperative, as the case may be, power and authority necessary to own or lease its properties currently owned or leased, and to conduct its business as currently conducted, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus, and with respect to the Company, to enter into and perform its obligations under this Agreement.

(j)                                    Power and Authority to Act as the Niska Manager.  Niska Manager has full limited liability company power and authority to act as the manager of the Company in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(k)                                 Ownership of the Managing Interest.  The Niska Manager is the sole managing member of the Company and the owner of the managing member interest in the Company (the “Managing Interest”). The Managing Interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Company (as amended prior to the Execution Time, the “Operating Agreement”) and is fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Niska Manager owns the Managing Interest free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(l)                                     Ownership of Sponsor Units and Incentive Distribution Rights.  At the Execution Time, Niska Sponsor Holdings Cooperatief U.A., a Dutch cooperatief with excluded liability for members (“Sponsor Holdings”), owns (i) 17,404,961 Common Units (the “Sponsor Units”) as described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) all of the Incentive Distribution Rights (as defined in the Operating Agreement) in the Company.  Such Sponsor Units and Incentive Distribution Rights and the membership interests represented thereby have been duly authorized and validly issued in accordance with the Operating Agreement, and have been fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sponsor Holdings owns such Sponsor Units and Incentive Distribution Rights free and clear of all Liens.

(m)                             Valid Issuance of the Offered Units.  The Offered Units have been duly authorized for issuance and sale in accordance with the Operating Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(n)                                 Membership Interests Outstanding.  At the Execution Time (and prior to the issuance of the Offered Units as contemplated by this Agreement), the issued and outstanding membership interests of the Company consist of 34,904,962 Common Units, the Managing Interest and the Incentive Distribution Rights. Such Common Units and Incentive Distribution Rights and the membership interests represented thereby have been duly authorized and validly issued in accordance with the Operating Agreement, and are fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(o)                                 Ownership of the Material Subsidiaries.  The subsidiaries of the Company that, individually or in the aggregate, account for (x) more than 10% of the total assets of the Company and its subsidiaries, taken as a whole, as of the end of the Company’s most recently completed fiscal year or (y) more than 10% of the net income of the Company and its subsidiaries, taken as a whole, for the Company’s most recently completed fiscal year, other than subsidiaries of the Company that would meet either of these conditions solely because of such subsidiaries’ ownership of equity interests in another subsidiary of the Company, are listed on Schedule I hereto and are referred to herein as the “Material Subsidiaries.” The Company owns, directly or indirectly, 100% of the equity interests in each of the Material Subsidiaries.  Such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Material Subsidiary and, other than any general partner interests in any Material Subsidiaries, are fully paid (to the extent required under such organizational documents) and non-assessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, (ii) in the case of an interest in a Delaware limited partnership, Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s statutory rules), and the Company owns, directly or indirectly, such equity interests free and clear of all Liens.

(p)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities pursuant to the Credit Agreement dated as of March 5, 2010, among the U.S. Operating Company, as U.S. Borrower, and AECO Gas, as Canadian Borrower, Niska GS Holdings I, L.P., Niska GS Holdings II, L.P., Royal Bank of Canada, as Administrative Agent and Collateral Agent and the other lenders party thereto (the “Credit Agreement”), there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, membership interests, partnership interests or other equity interests in any Company Entity.  Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company.

(q)                                 Authority and Authorization.  The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.  The Company has all requisite power and authority to issue, sell and deliver the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Operating Agreement, the Registration Statement, the Disclosure Package and the Prospectus. All limited liability company action required to be taken by the Company, the Niska Manager or any of their respective members for the authorization, issuance, sale and delivery of the Offered Units and the consummation of the transactions contemplated by this Agreement have been validly taken.

(r)                                    Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(s)                                   Enforceability of Certain Organizational Agreements.

(i)                                     the Operating Agreement has been duly authorized, executed and delivered by the Niska Manager and constitutes a valid and legally binding agreement of the Niska Manager, enforceable against the Niska Manager in accordance with its terms; and

(ii)                                  each of the general partnership, limited liability company agreements and other constituent agreements of each Material Subsidiary have been duly authorized, executed and delivered by the applicable Company Entity party thereto and constitute a valid and legally binding agreement of the applicable Company Entity party thereto, enforceable against such Company Entity in accordance with its respective terms;

provided that, with respect to each agreement described in this Section 2(s) the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Operating Agreement and each other organizational agreement of a Material Subsidiary are herein collectively referred to as the “Organizational Agreements.”

(t)                                    No Conflicts.  None of (i) the offering, issuance or sale by the Company of the Offered Units or the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Company, or (iii) the consummation of the transactions contemplated by this Agreement, (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, partnership agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other governing document of any of the Company Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties is bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body applicable to any of the Company Entities or any of their respective properties in a proceeding to which any of them is a party or by which their respective property is bound or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Company Entities to consummate the transactions provided for in this Agreement.

(u)                                 No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Company Entities or any of their respective properties or assets is required in connection with (i) the offering, issuance or sale by the Company of the Offered Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the Company, or (iv) the consummation by the Company Entities of the transactions contemplated by this Agreement except (A) for registration of the Offered Units under the Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities or “Blue Sky” laws of any jurisdiction, (B) for such consents that have been, or prior to the initial Settlement Date will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and (D) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(v)                                 No Defaults.  None of the Company Entities is (i) in violation of its limited liability company agreement, partnership agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other governing document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Company Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Company Entities to perform their obligations under this Agreement.  To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, could reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement.

(w)                               Conformity of Common Units to Description.  The Common Units, when issued and delivered in accordance with the terms of the Operating Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(x)                                 Independent Public Accountants.

(i)                                     KPMG LLP, who has certified certain audited financial statements included in the Registration Statement, Disclosure Package and the Prospectus (or

any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Company within the meaning of the Act.

(ii)                                  KPMG Canada LLP, who has certified certain audited financial statements included in the Registration Statement, Disclosure Package and the Prospectus (or any amendment or supplement thereto), was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Company within the meaning of the Act.

(y)                                 Financial Statements.  The audited consolidated historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, for the periods specified, comply as to form with the applicable accounting requirements of the Act and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(z)                                  No Material Adverse Change.  None of the Company Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, financial condition, prospects or results of operations of the Company Entities taken as a whole, (ii) any transaction which is material to the Company Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Company Entities, in each case other than as set forth in the Registration Statement, Disclosure Package and the Prospectus.

(aa)                          Legal Proceedings or Contracts Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, Disclosure Package or the Prospectus that are not described as required by the Act.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act. Each contract, document or other agreement described in the Registration Statement, the Disclosure Package or the Prospectus is in full force and effect and is valid and enforceable by and against the Company Entities, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), except as would not reasonably be expected to have a Material Adverse Effect.  Statements made in the Disclosure Package  or the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(bb)                          Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Company Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Company Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Company Entity to or for the benefit of any of the officers, directors or managers of any Company Entity or their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(cc)                            Title to Properties.  The Company Entities have good and marketable title in fee simple to, or valid leasehold or other interests (including by means of gas storage agreements, trust arrangements, mineral owner agreements, easements, right-of-ways, and other instruments granting the Company Entities the right to use and occupy real property) in, as applicable, all real and personal property described in the Registration Statement, the Disclosure Package and the Prospectus as owned, leased or used and occupied by the Company Entities, free and clear of all liens and defects, except (i) that arise under the Credit Agreement, (ii) as described in the Registration Statement, the Disclosure Package and the Prospectus, (iii) as would not, individually or in the aggregate, have a Material Adverse Effect, (iv) with respect to such property which comprises the “AECO Hub,” as that term is defined in the Registration Statement, the Disclosure Package and the Prospectus (the “AECO Hub Properties”) where the Company Entities’ sole and exclusive representation as to title to any AECO Hub Properties is that the AECO Hub Properties are free and clear of all liens and defects created by, through or under any of the Company Entities (other than as described in (i) through (iii) above), (v) such defects that (a) existed as of the respective dates of acquisition of Niska Gas by Niska Gas Storage US, LLC, a Delaware limited liability company (“U.S. Operating Company”), in May 2006, Wild Goose Storage, LLC, a Delaware limited liability company (“Wild Goose”), by U.S. Operating Company in November 2006 and AECO Gas Storage Partnership, an Alberta general partnership (“AECO Gas”) by Niska Gas Storage Canada ULC, an Alberta unlimited liability company (“Canadian Operating Company”), in May 2006, (b) have not materially interfered with the use of the Company Entities’ properties, taken as a whole, since the respective dates of such acquisitions and (c) U.S. Operating Company and Canadian Operating Company determined the affected assets had a value, as of the respective dates of acquisition, comprising less than 5.0% of the purchase price paid for Niska Gas Storage LLC, a Delaware limited liability company (“Niska Gas”), Wild Goose and AECO Gas, respectively, or (vi) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus.

(dd)                          Rights-of-Way.  Each of the Company Entities has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Company Entities has, other than as set forth, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would, individually or in the aggregate, have a Material Adverse Effect.

(ee)                            Governmental Permits.  Each of the Company Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company Entities has, and at each Settlement Date or Time of Delivery will be in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ff)                              Books and Records.  Each Company Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)                            Disclosure Controls and Procedures.  (i) Each Company Entity has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(hh)                          No Changes in Internal Controls.  Since the date of the most recent balance sheets of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, (i) none of the Company Entities has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Company Entities to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Company Entities, and (ii) there have been no significant adverse changes in internal controls or in other factors that could significantly and adversely affect internal controls.

(ii)                                  Tax Returns.  Each of the Company Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns.  No tax deficiency has been determined adversely to any of the Company Entities, and the Company does not have any knowledge of any tax deficiency or related assessment, fine or penalty that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(jj)                                ERISA.  Other than with respect to items that do not create a Material Adverse Effect, (i) each Company Entity and each employee benefit plan or program maintained by any Company Entity is in compliance in form and in operation in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law; (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Company Entity or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) or Section 4001 of ERISA (collectively “ERISA Affiliate”), would have any liability; and (iii) no Company Entity or ERISA Affiliate expects to incur liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Code.  Other than with respect to items that do not create a Material Adverse Effect, each “pension plan” established within the last six years and which is currently maintained by any Company Entity as of the date of this Agreement that is intended to be qualified under the Income Tax Act (Canada) or Section 401 of the Code, is so qualified and, to the knowledge of the Company, no event or fact exists which would adversely affect such qualification.  To the knowledge of the Company as of the date of this Agreement, neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “pension plan” that is subject to Title IV of ERISA.

(kk)                          Investment Company.  None of the Company Entities is nor after sale of the Offered Units to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll)                                  Intellectual Property.  Each of the Company Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner and subject to such qualifications described in the Registration Statement, the Disclosure Package and the Prospectus and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)                  Environmental Compliance.  Each of the Company Entities (i) is in compliance with any and all foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.  None of the Company Entities has been notified that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(nn)                          Effect of Environmental Laws.  In the ordinary course of its business, each Company Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and, as applicable, any potential liabilities to third parties).  On the basis of such review, each Company Entity has reasonably concluded that the incurrence of such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(oo)                          Sarbanes-Oxley Act of 2002.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Company.

(pp)                          No Labor Dispute.  No labor dispute with the employees of the Company Entities exists or, to the knowledge of Niska, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(qq)                          Insurance.  The Company Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties.  None of the Company Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  The Company Entities are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof and will be duly in full force and effect at each Settlement Date or Time of Delivery.  There are no claims by the Company Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company Entities have not been notified in writing that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that could not reasonably be expected to have a Material Adverse Effect.

(rr)                                Litigation.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of Niska, threatened, to which any of the Company Entities is or may be a party or to which the business or property of any of the Company Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Company Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Offered Units, or (C) call into question the validity of this Agreement or the consummation of the transactions contemplated hereby.

(ss)                              No Distribution of Other Offering Materials.  None of the Company Entities has distributed and will not distribute, any offering material in connection with the offering and sale of the Common Units other than the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(tt)                                Anti-Corruption Laws.  None of the Company Entities, any director or officer of a Company Entity, or, to the knowledge of the Company, any agent, employee, representative or other person associated with or acting on behalf of any of the Company Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company Entities and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(uu)                          Anti-Money Laundering Laws.  The operations of the Company Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)                          Office of Foreign Assets Control.  (i) None of the Company Entities nor any director or officer of the Company Entities or, to the knowledge of the Company, any agent or employee of the Company Entities is (A) currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (B) located, organized or resident in a country or territory that is subject to such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); (ii) the Company will not directly or indirectly use the proceeds of the offering, or lend, fund, contribute, facilitate or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or use the proceeds of this offering in any other manner that will result in a violation by any person or entity of any U.S. sanctions administered by OFAC; and (iii) none of the Company Entities has, in the last five years, knowingly engaged in any dealings or transactions with any subsidiary, joint venture partner or other person or entity, or in any country or territory, that at the time of the dealing or transaction was the subject of any U.S. sanctions administered by OFAC.

(ww)                      Listing.  The Common Units have been approved for listing on the NYSE subject only to official notice of issuance.

(xx)                          Market Stabilization.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in a violation of Regulation M under the Exchange Act or cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units.

(yy)                          Statistical and Market-Related Data.  All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus, if any, are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(zz)                            FINRA Affiliations.  To the knowledge of the Company, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers or directors or the Company’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(aaa)                   Distribution Restrictions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as prohibited under the Credit Agreement and except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(bbb)                   Other Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4) of the Act.

(ccc)                      Brokers; Finder’s Fees. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Manager, as to matters covered thereby.

3.                                      Sale and Delivery of Offered Units.

(a)                                 Sale of Offered Units by the Manager, as Sales Agent. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Offered Units from time to time through the Manager, acting as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Offered Units on the following terms.

(i)                                     The Offered Units are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as Authorized Representatives on Schedule III hereto, has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The Company will designate the maximum amount of the Offered Units to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per

Unit at which such Offered Units may be sold.  Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell on a particular day all of the Offered Units designated for sale by the Company on such day.  The gross sales price of the Offered Units sold under this Section 3(a) shall be the market price for the Common Units sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Offered Units.

(ii)                                  The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Offered Units, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Offered Units for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Units as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Offered Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company in writing pursuant to a Terms Agreement.

(iii)                               The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its commercially reasonable efforts to sell, any Offered Units at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing.  The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Offered Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Units sold hereunder prior to the giving of such notice.

(iv)                              The Manager hereby covenants and agrees not to make any sales of the Offered Units on behalf of the Company, pursuant to this Section 3(a), other than (A)(1) by means of ordinary brokers’ transactions between members of the NYSE, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act, (2) to or through a market maker, or (3) directly on or through an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Offered Units on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement.

(v)                                 The compensation to the Manager for sales of the Offered Units with respect to which the Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Offered Units sold pursuant to this Section 3(a) and payable as described in subsection (vii) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Offered Units to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The gross proceeds less the Manager’s commission, shall constitute the net proceeds to the Company for such Offered Units (the “Net Proceeds”).  Payment of the Net Proceeds after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), for Offered Units sold by the Company on any Settlement Date shall be made to the Company by federal funds wire transfer to the account of the Company against delivery of such Offered Units to the Manager’s account, or an account of the Manager’s designee, at The Depository Trust Company (“DTC”).

(vi)                              The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Offered Units are sold under this Section 3(a) setting forth the number of the Offered Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.  Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii)                           Settlement for sales of the Offered Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Offered Units sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Offered Units.  Settlement for all such Offered Units shall be effected by free delivery of the Offered Units to the Manager’s account at DTC in return for payments in same day funds delivered to the account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Units on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  If the Manager breaches this Agreement by failing to deliver the Net Proceeds less any Transaction Fees to the Company on any Settlement Date for the Offered Units delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(viii)                        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement (and any certificate delivered pursuant to Section 3(e) that remains in effect at such time or date) as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date.  Any obligation of the Manager to use its commercially reasonable efforts to sell the Offered Units on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                                 Sale of Common Units by the Manager, as Principal. If the Company wishes to issue and sell the Offered Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.  The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  Terms Agreement. Each sale of the Offered Units to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Units to, and the purchase thereof by, the Manager.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Units by the Manager.  The commitment of the Manager to purchase the Offered Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Offered Units to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Offered Units, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Offered Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Units.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)                                 Limitations on Number and Amount of Units Sold. Under no circumstances shall the number and aggregate amount of the Offered Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Offered Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(e)                                  Regulation M. Each of the Company and the Manager acknowledges that, as of the date hereof, the Common Units are not an “actively traded security” exempt from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule (an “Actively Traded Security”). In the event the Common Units become an Actively

Traded Security, the Company will notify the Manager of such event as soon as practicable, and deliver to the Manager a certificate (the “Regulation M Certificate”) of the Company signed by its Chief Executive Officer and its Chief Financial Officer, stating that the Company represents, on the date specified in such certificate, that the Common Units are an Actively Traded Security. Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Offered Units that would be sold, and the Manager shall not be obligated to sell any Offered Units, unless and until the condition in Section 6(m) is satisfied. Further, in the event that the Common Units have become an Actively Traded Security, and then either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Units, it shall notify the other party of such change as soon as practicable, and further sales of the Offered Units under this Agreement and any Terms Agreement (but not settlement of sales that occurred when the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act were satisfied) shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)                                   Ratings Downgrade.  If there is any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the Company will notify the Manager of such event as soon as practicable, and the Company shall not request the sale of any Offered Units, and the Manager shall not be obligated to sell any Offered Units, unless it agrees to act as sales agent pursuant to this Agreement.

(g)                                  Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Offered Units that would be sold, and the Manager shall not be obligated to sell any Offered Units, during any period in which the Company is, or it is reasonably likely that it is, in possession of material non-public information; provided that, for any such period, unless otherwise agreed between the Company and the Manager, for purposes of this paragraph (f), such period shall end on the date on which the Company’s next Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4.                                      Agreements.  The Company agrees with the Manager that:

(a)                                 Filing of Amendment or Supplement.  During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects.  The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing.  The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 Notice of Material Changes.  If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)                                  Amendment of Registration Statement or Supplement of Prospectus. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or a new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)                                 Reports to Unitholders. As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  Signed Copies of the Registration Statement and Copies of the Prospectus. The Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   Qualification of Units in Certain Jurisdictions. The Company will arrange, if necessary, for the qualification of the Offered Units for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Units; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Common Units, in any jurisdiction where it is not now so subject.

(g)                                  No Issuer Free Writing Prospectus.  The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                                 Limitations on Sale of Units. The Company will not offer to sell, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Company may issue Common Units pursuant to this Agreement or any Terms Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i)                                     Market Stabilization.  The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Units.

(j)                                    Notifications to Managers.  The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)                                 Certificates.  Upon commencement of the offering of the Offered Units under this Agreement, which commencement shall not occur prior to the Company’s delivery of the Regulation M Certificate to the Manager (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Offered Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Offered Units are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(h) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(h), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l)                                     Opinion of Company Counsel. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Vinson & Elkins L.L.P., counsel to the Company (“Company Counsel”), dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)                             Opinion of the Company’s General Counsel. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of the General Counsel of the Company, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)                                 Opinion of Canadian Counsel. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Bennett Jones LLP, special Canadian counsel for the Company (“Canadian Counsel”), dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)                                 Opinion of the Manager’s Counsel. At each Representation Date, Baker Botts L.L.P., counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)                                 Letter of Independent Accountants. Upon commencement of the offering of the Offered Units under this Agreement, which commencement shall not occur prior to the Company’s delivery of the Regulation M Certificate to the Manager (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Offered Units are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause KPMG LLP and KPMG Canada LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)                                 Due Diligence.  Upon commencement of the offering of the Offered Units under this Agreement, which commencement shall not occur prior to the Company’s delivery of the Regulation M Certificate to the Manager (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company.  The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.

(r)                                    Manager Trading.  The Company consents to the Manager trading in the Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Offered Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(s)                                   Disclosures in Periodic Reports.  The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Units sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Offered Units pursuant to this Agreement during the relevant period.

(t)                                    Failure of Certain Conditions.  If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(h) shall not be true and correct on the applicable Settlement Date and each Time of Delivery, if any, the Company will offer to any person who has agreed to purchase Offered Units from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Offered Units.

(u)                                 Acceptance of Offer to Purchase.  Each acceptance by the Company of an offer to purchase the Offered Units hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Units).

(v)                                 NYSE Listing. The Company shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Offered Units authorized for issuance by the Board pursuant to the terms of this Agreement.  The Company will use its commercially reasonable efforts to cause the Offered Units to be listed for trading on the NYSE and to maintain such listing.

(w)                               Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x)                                 DTC. The Company shall cooperate with the Manager and use its commercially reasonable efforts to permit the Offered Units to be eligible for clearance and settlement through the facilities of DTC.

(y)                                 Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Offered Units in the manner set forth in the Prospectus.

5.                                      Payment of Expenses.  The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units;

(iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the listing of the Offered Units on the NYSE; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Units; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Manager, including the reasonable fees, disbursements and expenses of counsel for the Manager in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.                                      Conditions to the Obligations of the Manager.  The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Units; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused the Company Counsel to furnish to the Manager, on every date specified in Section 4(k) of this Agreement, its opinion, dated as of such date and addressed to the Manager, substantially in the form attached hereto as Exhibit A.

(c)                                  The Company shall have requested and caused the General Counsel of the Company to furnish to the Manager, on every date specified in Section 4(k) of this Agreement, his opinion, dated as of such date and addressed to the Manager, substantially in the form attached hereto as Exhibit B.

(d)                                 The Company shall have requested and caused Canadian Counsel to furnish to the Manager, on every date specified in Section 4(k) of this Agreement, its opinion, dated as of such date and addressed to the Manager, substantially in the form attached hereto as Exhibit C.

(e)                                  The Manager shall have received from Baker Botts L.L.P., counsel for the Manager, on every date specified in Section 4(k) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                   The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company signed by its Chief Executive Officer and its Chief Financial Officer, dated as of such date, stating that each of them severally represents that:

(i)                                     the representations, warranties and agreements of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii)                               such officer has carefully examined the Registration Statement, the Prospectus and the Disclosure Package, and, in such officer’s opinion, (A)(1) the Registration Statement, as of the most recent Effective Date, (2) the Prospectus, as of its date and on the applicable Settlement Date or Time of Delivery, and (3) the Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the most recent Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)                              since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has not been any development that resulted in a Material Adverse Effect or any development that could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), prospects, results of operations, stockholders’ or members’ equity or business of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(g)                                  The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(k) hereof and to the extent requested by the Manager in connection with any offering of the Offered Units, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance reasonably satisfactory to the Manager, (i) confirming that they are independent registered public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j)                                    The Offered Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(k)                                 The Common Units are an Actively Traded Security on the date of determination of the offering price of any Offered Units.

(l)                                     Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Manager, at 910 Louisiana Street, Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees, affiliates and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)                                 The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity, which information is limited to the name and the address of the Manager.  This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other from the offering of the Offered Units; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Offered Units purchased by the Manager hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.                                      Termination.

(a)                                 The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Offered Units have been sold through the Manager for the Company, then Section 4(w) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)                                  In the case of any purchase of the Offered Units by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Offered Units, if at any time prior to such delivery and payment (i) trading in the Company’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.                                      Representations and Indemnities to Survive.  The respective agreements, representations, warranties and indemnities of the Company and of the Manager set forth in or made pursuant to this Agreement by or on behalf of them, respectively, will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Units.

10.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Niska Gas Storage Partners LLC, 400, 607-8th Avenue SW, Calgary, AB. Canada (fax no.: (866) 208-6397), Attention: General Counsel.

11.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.                               No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractor and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.                               Research Analyst Independence.  In addition, the Company acknowledges that the Manager’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Manager’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Offered Units that differ from the views of their respective investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Manager’s investment banking divisions. The Company acknowledges that the Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

14.                               Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

15.                               Applicable Law.  This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.                               Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.                               Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.                               Headings.  The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19.                               Amendments; Waivers.  This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

20.                               Definitions.  The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Offered Units, the time of sale of such Offered Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the public offering price of Offered Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” , “Rule 457”, “Rule 457” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Manager.

Very truly yours,

NISKA GAS STORAGE PARTNERS LLC

By:	/s/ Vance E. Powers
Name:	Vance E. Powers
Title:	Vice President & Chief Financial Officer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Authorized Person
Name: Authorized Person

Signature Page to Equity Distribution Agreement

Schedule I

Material Subsidiaries

Entity	Jurisdiction of Formation	Foreign Qualifications
AECO Gas Storage Partnership	Alberta	Ontario, British Columbia
Niska Gas Storage LLC	Delaware	Arkansas, California, Colorado, Illinois, Iowa, Kansas, Nebraska, Oklahoma, Texas, Washington
Salt Plains Storage, LLC	Delaware	Kansas, Oklahoma
Wild Goose Storage, LLC	Delaware	California

Schedule I

Schedule II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Schedule III

Authorized Representatives

Simon Dupéré

Vance E. Powers

Jason A. Dubchak

[Form of Terms Agreement]	ANNEX I

NISKA GAS STORAGE PARTNERS LLC

Common Units Representing Limited Liability Company Interests

TERMS AGREEMENT

, 20

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Dear Sirs:

Niska Gas Storage Partners LLC (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November 4, 2013 (the “Equity Distribution Agreement”), between the Company and Citigroup Global Markets Inc., to issue and sell to Citigroup Global Markets Inc. the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].

[Citigroup Global Markets Inc. shall have the right to purchase from the Company all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per Unit to be paid by Citigroup Global Markets Inc. to the Company for the Purchased Units.  This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery and [any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement

Annex I - 1

in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement, the Time of Delivery and [any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Company the number of Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

Annex I - 2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

NISKA GAS STORAGE PARTNERS LLC

By:
Name:
Title:

ACCEPTED as of the date first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:

Annex I - 3

Schedule I

Title of Purchased Units [and Additional Units]:

Common Units Representing Limited

Liability Company Interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by Citigroup Global Markets Inc.:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Offered Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)  The opinions referred to in Section 4(l) through (p).

(2)  The opinion referred to in Section 4(q).

(3)  The accountants’ letter referred to in Section 4(r).

(4)  The officers’ certificate referred to in Section 4(k).

(5)  Such other documents as the Manager shall reasonably request.

Schedule I to Annex I

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

1.             The Niska Manager is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus; and is duly qualified or registered to do business as a foreign limited liability company in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule 1 hereof.

2.             The Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement, to perform its obligations under this Agreement and to issue, sell and deliver the Offered Securities as contemplated by this Agreement; and is duly qualified or registered to do business as a foreign limited partnership in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule 2 hereof.

3.             Each of Material Subsidiaries that is incorporated or formed in the State of Delaware  (the “Delaware Subsidiaries” and, together with the Company and the Niska Manager, the “Niska-Delaware Group Entities”) is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus; and is duly qualified or registered to do business as a foreign limited liability company in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule 3 hereof.

4.             The Niska Manager is the sole managing member of the Company and the owner of the Managing Interest.  The Managing Interest has been duly authorized and validly issued in accordance with the Operating Agreement, and is fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and the Niska Manager owns the Managing Interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Niska Manager as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

5.             Sponsor Holdings owns the Sponsor Units and all of the Incentive Distribution Rights.  Such Sponsor Units and Incentive Distribution Rights and the membership interests represented thereby have been duly authorized and validly issued in accordance with the Operating Agreement, and are fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sponsor Holdings owns the Sponsor Units and the Incentive Distribution Rights, in each case free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sponsor

Exhibit A - 1

Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.

6.             The Offered Units, and the membership interests represented thereby, to be issued and sold by the Company under this Agreement and any applicable Terms Agreement have been duly authorized in accordance with the Operating Agreement and, upon payment and delivery in accordance with this Agreement and any applicable Terms Agreement, will be validly issued, fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

7.             At the Execution Time (and prior to the issuance of the Offered Units as contemplated by this Agreement), the issued and outstanding membership interests of the Company consist of 34,904,962 Common Units, the Managing Interest and the Incentive Distribution Rights. Such Common Units and Incentive Distribution Rights and the membership interests represented thereby have been duly authorized and validly issued in accordance with the Operating Agreement, and are fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

8.             The Company owns, directly or indirectly, 100% of the issued and outstanding limited liability company interests in each of the Delaware Subsidiaries.  Such limited liability company interests have been duly authorized and validly issued in accordance with the Organizational Agreements of each Delaware Subsidiary and are fully paid (to the extent required under those documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and the Company owns, directly or indirectly, such limited liability company interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware is on file as of a recent date in the office of the Secretary of State of the State of Delaware (i) in the case of Niska Gas or Wild Goose, naming U.S. Operating Company as debtor, or (ii) in the case of Salt Plains Storage, LLC, naming Niska Gas as debtor, or (b) otherwise known to such counsel, without independent investigation.

9.             Except as described in the Registration Statement, the Disclosure Package and the Prospectus there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any capital stock, membership interests or partnership interests in the Company pursuant to the Operating Agreement or the certificate of formation of the Company.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities pursuant to the Credit Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any capital stock, membership interests, partnership interests or other equity interests in any Company Entity pursuant to any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Company Entities is a party or by which any of them may be bound.  To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company other than those that have been waived.

Exhibit A - 2

10.          Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no restriction upon the voting or transfer of any membership interests in the Company pursuant to the Operating Agreement or certificate of formation of the Company.

11.          The Company has all requisite power and authority to execute and deliver this Agreement and any applicable Terms Agreement and perform its respective obligations under this Agreement and any applicable Terms Agreement. The Company has all requisite power and authority to issue, sell and deliver the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement, any applicable Terms Agreement, the Operating Agreement, the Registration Statement, the Disclosure Package and the Prospectus.  All limited liability company action required to be taken by the Company, the Niska Manager or any of their respective members for the authorization, issuance, sale and delivery of the Offered Units and the consummation of the transactions contemplated by this Agreement and any applicable Terms Agreement has been validly taken.

12.          This Agreement and any applicable Terms Agreement have been duly and validly authorized, executed and delivered by the Company.

13.          The Operating Agreement has been duly authorized and validly executed and delivered by the Niska Manager. Each of the Organizational Agreements of the Delaware Subsidiaries has been duly authorized and validly executed and delivered by each of the Company Entities that are parties thereto.  The Operating Agreement constitutes a valid and legally binding agreement of the Niska Manager, and each of the Organizational Agreements of the Delaware Subsidiaries constitutes a valid and legally binding agreement of the Company Entities that are parties thereto, in each case, enforceable against each of them in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

14.          None of (i) the offering, issuance or sale by the Company of the Offered Units or the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement or any applicable Terms Agreement by the Company, or (iii) the consummation of the transactions contemplated by this Agreement or any applicable Terms Agreement, (A) constitutes or will constitute a violation of the limited liability company agreement, partnership agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Company Entities, (B) constitutes, or will constitute, a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement or instrument filed as an exhibit to the Company’s most recent Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed since the most recent Annual Report on Form 10-K (collectively, the “Reviewed Documents”), (C) violates or will violate the Delaware LLC Act, the Delaware LP Act, the Delaware General Corporation Law (“DGCL”) or federal law or any order, judgment, decree or injunction known to us of any U.S. Federal or Delaware court or governmental agency or authority having jurisdiction over any of the Company Entities or any of their properties or assets in a proceeding

Exhibit A - 3

to which any of them or their respective property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities under any agreement or instrument filed as an exhibit to the Registration Statement to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Company to consummate the transactions provided for in this Agreement or any applicable Terms Agreement.

15.          No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any U.S. Federal or Delaware court, governmental agency or body, or under the Delaware LLC Act, the Delaware LP Act, the DGCL or federal law is required in connection with the offering, issuance or sale by the Company of the Offered Units, the application of the proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement and any applicable Terms Agreement by the Company, or the consummation by the Company of the transactions contemplated by this Agreement or any applicable Terms Agreement other than those (i) for registration of the Offered Units under the Act and filings and consents required under the Exchange Act, (ii) applicable state securities or “Blue Sky” laws of any jurisdiction, as to which such counsel need not express any opinion, (iii) that have been obtained or made and (iv) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

16.          The statements set forth in the Prospectus under the captions “How We Make Cash Distributions,” “Description of the Common Units” and “The Operating Agreement” insofar as they purport to constitute summaries of provisions of federal or New York statutes, rules or regulations, the Delaware LP Act or the Delaware LLC Act or of any specific agreement or instrument, constitute accurate summaries thereof in all material respects; and the descriptions of the Common Units contained in the Prospectus under the captions “Prospectus Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units” and “The Operating Agreement” constitute accurate summaries of the terms of the Common Units in all material respects, provided, however, that such counsel need not express any opinion with respect to any laws other than the laws of the State of Delaware and the federal laws of the United States.

17.          The opinion letter of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Manager may rely upon such opinion letter as if it were addressed to it.

18.          The Registration Statement has been declared effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule.

19.          The Registration Statement, at the time it was declared effective and on the applicable Representation Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Act and on the applicable Representation Date, and any further

Exhibit A - 4

amendments and supplements thereto made by the Company prior to the date of such opinion letter (other than the financial statements, the notes and schedules thereto and other financial data included in or omitted from the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Act.

20.          The Company is not, and after sale of the Offered Units to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act.

21.          To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Company Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described as required by the Act and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package and the Prospect that are not so described.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Company Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and the DGCL, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of the Niska-Delaware Group Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the applicable Time of Delivery and shall be provided to counsel to the Manager) and express no conclusions beyond what are stated in such certificates, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or state or local tax statutes to which any of the members of the Company or any of the Company Entities may be subject, and (vi) with respect to the existence of any Lien for which a financing statement under the Uniform Commercial Code of any state is on file, such counsel’s opinion is based solely upon such counsel’s review of a specific search of such state’s Secretary of State (each of which shall be as of a date not more than fourteen days prior to the applicable Time of Delivery and shall be provided to counsel to the Manager).

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and the independent registered public accounting firm of the Company, and representatives of the Manager, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to

Exhibit A - 5

the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A)          the Registration Statement, on the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)          the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)          the Prospectus, as of its date and as of the applicable Representation Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements and related schedules, including the notes thereto and the auditors’ reports thereon, contained therein and (b) the other financial information contained therein or omitted therefrom.

Exhibit A - 6

EXHIBIT B

FORM OF OPINION OF

GENERAL COUNSEL

1.             Except as described in the Registration Statement, the Disclosure Package and the Prospectus, except for restrictions on transferring pledged securities pursuant to the Credit Agreement, and except for those as have been waived, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any capital stock, membership interests, partnership interests or other equity interests in any Company Entity (other than pursuant to the governing document of any Company Entity or any Reviewed Document).  To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company other than as have been waived.

2.             None of (i) the offering, issuance and sale by the Company of the Offered Units or the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement or any applicable Terms Agreement by the Company, or (iii) the consummation of the transactions contemplated by this Agreement or any applicable Terms Agreement, (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a Lien, under any agreement or instrument that is material to the Company Entities taken as a whole (other than the Reviewed Documents), or (B) violates or will violate any order, judgment, decree or injunction known to me of any court, tribunal or similar authority to which any of the Company Entities or any of their properties is subject, which breach, violation, Lien or default in the case of clause (A) or (B), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Company to perform its obligations under this Agreement or any applicable Terms Agreement.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Company Entities and upon information obtained from public officials, (ii) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (iii) state that such opinions are limited to Canadian federal law and the law of the province of Alberta, Canada, as currently in effect, (iv) state that he expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) federal, state or local taxes or state or local tax statutes to which the members of the Company or any of the Company Entities may be subject.

In addition, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Manager and its counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

Exhibit B - 1

EXHIBIT C

FORM OF OPINION OF

BENNETT JONES LLP

1.             Each of the Canadian Operating Company, Niska Canada GP ULC (“GP ULC”), and AECO Gas (the “Niska-Canada Group Entities”) is a valid and subsisting unlimited liability corporation, or general partnership, as the case may be, under the laws of Alberta.

2.             Each of Canadian Operating Company and GP ULC, as the general partners of AECO Gas, has the power and authority pursuant to the partnership agreement of AECO Gas and Alberta law to conduct the business and affairs of, and to own and operate the property and assets of AECO Gas.

3.             Niska Partners Cooperatief U.A. is the registered holder of 322,573,356 common shares of Canadian Operating Company (the “Canadian Operating Company Securities”).  The Canadian Operating Company Securities have been duly authorized and validly issued in accordance with the articles and by-laws of Canadian Operating Company, and are fully paid and non-assessable shares of Canadian Operating Company and are the only outstanding shares of Canadian Operating Company.

4.             Canadian Operating Company is the registered holder of 10,000 common shares of GP ULC (the “GP ULC Securities”).  The GP ULC Securities have been duly authorized and validly issued in accordance with the articles and by-laws of GP ULC, are fully paid and non-assessable shares of GP ULC and are the only outstanding shares of GP ULC.

5.             GP ULC and Canadian Operating Company are the two general partners of AECO Gas with a .001% and 99.999% general partner interest in AECO Gas, respectively

6.             Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities pursuant to the Credit Agreement, there are no options, warrants, preemptive rights, or other rights to subscribe for or to purchase any shares, partnership interests or other interests in any Niska-Canada Group Entities pursuant to any partnership agreement, certificate or articles of incorporation or by-laws of any Niska-Canada Group Entities.

7.             No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of Canada or the Provinces of Alberta or Ontario is required in connection with the application of the proceeds from the offering issuance and sale by the Company of the Offered Units as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, except as have been obtained or made.

8.             The opinion letter of Bennett Jones LLP that is filed as Exhibit 8.2 to the Registration Statement is confirmed, and the Manager may rely upon such opinion letter as if it were addressed to it.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and other employees of the Niska Group Entities and upon information

Exhibit C - 1

obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of Canada and the Provinces of Alberta and Ontario and (D) state that they express no opinion with respect to (i) taxes or tax statutes to which any of the members of the Company or the Niska Group Entities may be subject and (ii) title to any real or personal property.

In addition, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Manager and its counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

Exhibit C - 2